UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 22, 2016

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fellowship Road, Suite 101, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

On November 22, 2016, Sun Bancorp, Inc. (the “Company”) announced the election of Anthony R. Coscia, an independent director of the Company and its wholly-owned subsidiary, Sun National Bank (the “Bank”), to the role of non-executive Chairman of the Board of Directors of each of the Company and the Bank, effective December 31, 2016. Mr. Coscia will replace Sidney R. Brown as Chairman of the Company and the Bank. As previously announced by the Company on October 28, 2016, Mr. Brown will step down from his position as Chairman of the Company and the Bank, effective December 31, 2016, but will continue to serve as a member of the Board of the Company and the Bank. Mr. Coscia will earn the current annual Chairman’s retainer of $125,000 and no additional retainer or per meeting fees for Board service. A copy of the press release issued by the Company on November 22, 2016 announcing the election of Mr. Coscia as Chairman of the Company and the Bank is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 99.1 Press Release issued by the Company on November 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.

Date:	November 22, 2016	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel
(Duly Authorized Officer)